UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549-1004

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 21, 2016

(Date of Report (Date of Earliest Event Reported))

LA-Z-BOY INCORPORATED

(Exact name of registrant as specified in its charter)

MICHIGAN	1-9656	38-0751137
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

One La-Z-Boy Drive, Monroe, Michigan	48162-5138
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code (734) 242-1444

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On June 21, 2016, La-Z-Boy Incorporated issued a news release to report the company’s financial results for the fourth quarter and full year ended April 30, 2016. A copy of the news release is attached to this current report on Form 8-K as Exhibit 99.1. Exhibit 99.2 contains unaudited financial data.

The information in Item 2.02 of this report and the related exhibits (Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers. Item 9.01 Financial Statements and Exhibits

On June 20, 2016, Richard M. Gabrys and David K. Hehl each advised our Nominating and Governance Committee that they intend to retire from the Board of Directors and therefore do not intend to stand for re-election at the Company’s annual shareholders’ meeting. Mr. Gabrys and Mr. Hehl both indicated that their retirement from the board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Gabrys and Mr. Hehl, who both serve on the audit and nominating and governance committees, intend to finish their current terms.

On June 21, 2016, the La-Z-Boy Board of Directors nominated Sarah M. Gallagher and Lauren B. Peters to serve one-year terms on the company’s Board of Directors. La-Z-Boy shareholders will vote on the election of Ms. Gallagher and Ms. Peters as well as the re-election of the company’s seven continuing board members at La-Z-Boy’s annual meeting, to be held August 24, 2016.

Item 9.01  Financial Statements and Exhibits

(d)        The following exhibits are furnished as part of this report:

Description
99.1	News Release Dated June 21, 2016
99.2	Unaudited financial schedules

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LA-Z-BOY INCORPORATED
(Registrant)

Date: June 21, 2016

BY:	/s/ Margaret L. Mueller
Margaret L. Mueller
Vice President of Finance